Exhibit 99.3
April 23, 2019
Mr. Robin Elliott
c/o First Busey Corporation
100 W. University Avenue
Champaign, IL 61820
Re: Employment Agreement
Dear Robin:
As you are aware, First Busey Corporation has implemented several changes in the executive management of the company, effective on or about April 23, 2019. As part of such initiatives, with your consent and acknowledgement, we are making the following changes to your job titles and duties:
1.	You will become the President and Chief Executive Officer of Busey Bank and report to the board of directors of Busey Bank and the President and Chief Executive Officer of First Busey.
2.	The company will initiate a search for a replacement Chief Financial Officer and when that position is filled, you will no longer serve as the Chief Financial Officer.
Please confirm your agreement to the changes noted above as though such changes were reflected in your Employment Agreement by signing below and returning a copy of this letter to John Powers. This letter will act as an addendum to your Employment Agreement.
Thank you for your continued efforts.
Kindest regards,

/s/ Van A. Dukeman
Van A. Dukeman
Chief Executive Officer
First Busey Corporation
I understand and agree to the foregoing changes
to my employment agreement.
/s/ Robin Elliott
Robin Elliott
April 15, 2019